UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 9, 2016
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 9, 2016, QUALCOMM Incorporated (the Company) appointed Ann Livermore to its Board of Directors. Ms. Livermore was appointed for a term of office that expires at the Company’s next annual meeting of stockholders. There was not and is not any arrangement or understanding between Ms. Livermore and any other person pursuant to which Ms. Livermore was selected to be a director. The Board of Directors has not yet determined whether to name Ms. Livermore to any of its committees. Ms. Livermore will receive compensation for her services as a non-employee director under the Qualcomm Incorporated 2017 Director Compensation Plan, a copy of which is attached hereto as Exhibit 99.1. Under that plan, on October 9, 2016, Ms. Livermore was granted 1,892 deferred stock units (DSUs), representing a pro rata portion of the DSU award granted to each of the Company’s non-employee directors in connection with the 2016 Annual Meeting of Stockholders for a full year of service on the Company’s Board of Directors.

Item 8.01.	Other Events.

On September 19, 2016, the Compensation Committee of the Company’s Board of Directors adopted the Qualcomm Incorporated 2017 Director Compensation Plan, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Qualcomm Incorporated 2017 Director Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date:	October 11, 2016	By:	/s/ Michelle M. Sterling
Michelle M. Sterling
Executive Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Description
99.1	Qualcomm Incorporated 2017 Director Compensation Plan